EXHIBIT 10.4

NON-COMPETITION AGREEMENT
This NON-COMPETITION AGREEMENT (this “Agreement”) is made and entered into as of this [ ] day of [    ] 2020, by and between Legg Mason, Inc., a Maryland corporation (together with its subsidiaries “the Company”) and Joseph A. Sullivan (“Executive”) (each, a “Party” and together, the “Parties”). This Agreement is contingent upon, and effective as of, the consummation of the transactions contemplated by the Agreement and Plan of Merger among Franklin Resources, Inc., Alpha Sub, Inc. and the Company dated as of February 17, 2020 (the “Merger Agreement”). In the event that the Merger Agreement is terminated pursuant to its terms, this Agreement shall be of no further force or effect.
Section 1. Consideration for Agreement.
As consideration for Executive entering into this Agreement, the Company intends to provide Executive with a “Retention Incentive” pursuant to the terms of a Retention Letter Agreement entered into by the Parties dated as of [ ], 2020. Executive agrees that Executive’s entitlement to and retention of the Retention Incentive is conditioned on Executive’s continued compliance with this Agreement.
Section 2.     Non-Competition.
Executive acknowledges that, during Executive’s employment with the Company, Executive has and will become familiar with the Company’s trade secrets and with other confidential information concerning the Company, and that Executive’s services shall be of special, unique and extraordinary value to the Company. Executive further acknowledges and agrees that the Company would be irreparably damaged if Executive were to provide services to any Competitor (as defined below), and that such competition by Executive would result in a significant loss of goodwill and profits by the Company.
Therefore, in consideration of the Retention Incentive and the Parties’ obligations under the Retention Letter Agreement and this Agreement, Executive agrees that during Executive’s employment with the Company and for the twelve (12) month period commencing on the date of Executive’s termination of employment with the Company for any reason (the “Restricted Period”), Executive shall not, directly or indirectly, either for itself or through any other Person, own any interest in, manage, control, participate in (including any direct or indirect interest in any enterprise, whether as an officer, director, manager, employee, independent contractor, partner, equity holder, member, agent, representative, shareholder, partner, joint venturer, franchisor, franchisee or otherwise), consult with, or render services for, anywhere the Company currently conducts business or proposes to conduct business, any Competitor (as defined below); provided, that the foregoing shall not restrict Executive from owning less than two percent (2%) of the stock of a publicly held corporation.
The term “Competitor” shall mean any of the following corporations, and each of their respective subsidiaries: Affiliated Managers Group Inc., AllianceBernstein Holding LP, BlackRock Inc., Eaton Vance Corp., Federated Investors Inc., Invesco Ltd., Janus Henderson Group PLC, Morgan Stanley, State Street Corporation, T. Rowe Price Group Inc., The Bank of New York Mellon Corporation, and any successor company of any of the foregoing to the extent engaged in the asset management business in the event of a merger, acquisition or similar transaction.
Executive acknowledges and agrees that the restrictions on competition in this Section 2 are reasonable and valid in geographical and temporal scope and in all other respects.
Section 3.     Independence; Severability; Blue Pencil.

Each of the rights enumerated in this Agreement shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to the Company at law or in equity. If any of the provisions of this Agreement or any part of any of them is hereafter construed or adjudicated to be invalid or unenforceable in any respect, the same shall not affect the remainder of this Agreement, which shall be given full effect without regard to the invalid portions. If any of the covenants contained herein are held to be invalid or unenforceable because of the duration of such provisions or the area or scope covered thereby, the court making such determination shall have the power to reduce the duration, scope, and/or area of such provision to the maximum and/or broadest duration, scope, and/or area permissible by law, and in its reduced form said provision shall then be enforceable. Such reduction will apply only with respect to the operation of such provision in the particular jurisdiction in which such adjudication is made.
Section 4.     Remedies.
Executive agrees that any breach or threatened breach of any of the terms and/or conditions set forth in this Agreement may result in substantial, continuing, and irreparable injury to the Company. Therefore, the Company has the right to seek temporary, preliminary, and/or or permanent injunctive relief, specific performance, or other equitable relief from any court of competent jurisdiction in the event of any breach or threatened breach of the terms of this Agreement, without the necessity of showing any actual damages or that money damages would not afford an adequate remedy, and without the necessity of posting any bond or other security. The Company may pursue any remedy available, including declaratory relief, concurrently or consecutively in any order, and the pursuit of one such remedy at any time will not be deemed an election of remedies or waiver of the right to pursue any other remedy.
Section 5.     General Provisions.
(a)    GOVERNING LAW; WAIVER OF JURY TRIAL. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF MARYLAND, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAWS, AND TO APPLICABLE FEDERAL LAW. EACH PARTY TO THIS AGREEMENT ALSO HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION, OR PROCEEDING UNDER OR IN CONNECTION WITH THIS AGREEMENT.
(b)    Entire Agreement; Amendment; Waiver. This Agreement and the Retention Letter Agreement set forth the entire agreement and understanding between the Parties relating to the subject matter herein. This Agreement supersedes all prior and contemporaneous negotiations, discussions, correspondence, communications, understandings, agreements, representations, promises, and any other statements, both written and oral, between the Parties relating to the subject matter of this Agreement. No modification or amendment to this Agreement, nor any waiver of any rights under this Agreement, or consent required by this Agreement, will be effective unless agreed to in a writing signed by the Parties. Any subsequent change or changes in Executive’s duties, obligations, rights, or compensation will not affect the validity or scope of this Agreement.
(c)    Successors and Assigns. This Agreement will be binding upon Executive’s heirs, executors, administrators, and other legal representatives and will be for the benefit of the Company, its successors, and its assigns. This Agreement may be assigned by the Company without Executive’s consent to any subsidiary or affiliate of the Company as well as to any purchaser of all or substantially all of the assets or business of the Company, whether by purchase, merger, or other similar corporate transaction. Executive’s obligations under this Agreement may not be delegated, and Executive may not assign or otherwise transfer this Agreement or any part hereof. Any purported assignment by Executive shall be null and void from the initial date of purported assignment. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and not for the benefit of, or enforceable by, any third party.
(d)    Acknowledgment. Executive acknowledges that he has had adequate time to consider the terms of this Agreement, has knowingly and voluntarily entered into this Agreement and has been advised by the Company to seek the advice of independent counsel prior to reaching agreement with the Company on any of the terms of this Agreement. The Parties agree that no rule of construction shall apply to this Agreement which construes ambiguous language in favor of or against any party by reason of that party’s role in drafting this Agreement.
(e)    Survival. The provisions of this Agreement shall survive the termination of Executive’s employment with the Company and/or the assignment of this Agreement by the Company to any successor in interest or other assignee.
(f)    Section Headings. Section and subsection headings are inserted for convenience only and shall not limit, expand, or alter the meaning or interpretation of this Agreement.
(g)    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original but all of which taken together shall constitute one and the same instrument. Delivery of an executed counterparts signature page of this Agreement, by facsimile or electronic mail in portable document format (.pdf), has the same effect as delivery of an executed original of this Agreement.
(h)    Notice. Any notice provided for in this Agreement must be in writing and must be either personally delivered or sent by reputable overnight courier service (charges prepaid) or sent by registered or certified U.S. Mail (postage prepaid) to the recipient at the addresses listed below, with copies (which shall not constitute notice) by email where so indicated:

To the Company or its Board of Directors:

Legg Mason, Inc.
100 International Drive
Baltimore, Maryland 21202
Email: TCMerchant@LeggMason.com
Attn: Thomas C. Merchant

To the Executive:

At the mailing address (or to the email address) shown
in the books and records of the Company

or such other address or to the attention of such other person as the recipient Party will have specified by prior written notice to the sending Party. Any notice under this Agreement will be deemed to have been given upon the earlier of (a) actual receipt, or (b)(i) one business day after the business day of deposit with a nationally recognized overnight courier service for next day delivery, freight prepaid, or (ii) three business days after deposit with the United States Post Office for delivery by registered or certified mail, postage prepaid.

[SIGNATURE PAGE FOLLOWS]

The undersigned have executed this Agreement on the date in the preamble hereto.

LEGG MASON, INC.

By:    Thomas C. Merchant
Title:    General Counsel
EXECUTIVE
____________________________________________
Joseph A. Sullivan